                                                                    EXHIBIT 21.1




                          LIST OF SUBSIDIARIES OF EPP

 NAME OF SUBSIDIARY                                                     JURISDICTION OF INCORPORATION
 ------------------                                                     -----------------------------
 Enron Power Philippines Corp.                                          Philippines
 Subic Power Corp.                                                      Philippines
 Batangas Power Corp.                                                   Philippines
 Puerto Quetzal Power Corp.                                             Delaware
 Electricidad del Pacifico, S.A.                                        Guatemala
 Enron Pipeline Company - Argentina, S.A.                               Argentina
 EGPP Services Inc.                                                     Delaware
 Western Caribbean Finance L.P.                                         Texas
 Compania de Inversiones de Energia S.A.                                Argentina
 Transportadora de Gas del Sur S.A.                                     Argentina
 Enron Dominican Republic Ltd.                                          Cayman Islands
 Enron Dominican Republic Operations Ltd.                               Cayman Islands
 Smith/Enron Cogeneration Limited Partnership                           Turks & Caicos
 Smith/Enron O&M Limited Partnership                                    Turks & Caicos
 EPCA CIESA Holding L.L.C.                                              Cayman Islands
 EPCA CIESA Inveriones Ltd.                                             Chile
 Enron Commercial Finance Ltd.                                          Cayman Islands
 Enron Colombia Transportation Ltd.                                     Cayman Islands
 Enron Pipeline Colombia Limited Partnership                            Cayman Islands
 Enron Colombia Investments Limited Partnership                         Cayman Islands
 Centragas - Transportadora de Gas de la Region Central de Enron        Colombia
 Development & CIA., S.C.A.